Calculation of Filing Fee Tables
F-4
Inobat B.V.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	TopCo Common Shares	Other	93,218,496	$ 0.0562	$ 5,238,879.48	0.0001381	$ 723.49
Fees to be Paid	2	Equity	TopCo Warrants to purchase TopCo Common Shares	Other	9,966,666	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	TopCo Common Shares underlying warrants	Other	9,966,666	$ 11.85	$ 118,104,992.10	0.0001381	$ 16,310.30
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 123,343,871.58		$ 17,033.79
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 17,033.79
Offering Note
[1]	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions. Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00013810. Represents the common shares (the "TopCo Common Shares") of the registrant InoBat B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), (which will be converted into a Dutch public limited liability company (naamloze vennootschap) and renamed InoBat N.V.) ("TopCo") to be issued upon completion of the business combination described in the proxy statement/prospectus contained herein (the "Business Combination"), and includes (a) up to a maximum (subject to any redemptions) of 475,036 TopCo Common Shares to be issued to holders of Class A ordinary shares, par value $0.0001 each (the "CGC Class A Ordinary Shares"), of Cartesian Growth Corporation II, a Cayman Islands exempted company ("CGC"), (b) 800,000 TopCo Common Shares to be issued to the Institutional PIPE Investor, and (c) up to 91,943,460TopCo Common Shares to be issued to certain of the current shareholders of InoBat AS, a private limited company (aksjeselskap) organized under the Laws of Norway ("InoBat"), each in connection with the Business Combination. Pursuant to Rules 457(c), 457(f)(1) and 457(f)(2) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the sum of: (i) $5,202,146.88, which is the product of (x) $12.24 (the average bid and asked price of the CGC Class A Ordinary Shares as reported on the OTC Pink market on September 18, 2026), multiplied by (y) 1,275,036 CGC Class A Ordinary Shares to be exchanged for TopCo Common Shares in connection with the Business Combination and registered herein; plus (ii) $32,594.26, which is the product of (x) one-third of the par value of the InoBat shares of $0.0011 (calculated as par value NOK 0.01 at an exchange rate of 1 NOK to $0.106351 as of September 18, 2026), multiplied by (y) 91,943,460 InoBat shares to be exchanged for TopCo Common Shares in connection with the Business Combination and registered herein. InoBat is a private company and has an accumulated capital deficit.

[2]	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions. Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00013810. Represents warrants (the "TopCo Warrants") of TopCo, each warrant entitling the holder to purchase one TopCo Common Share, to be issued to holders of warrants of CGC in connection with the Business Combination, and includes (a) 7,666,666 TopCo Warrants to be issued in exchange for 7,666,666 public warrants of CGC to purchase one CGC Class A Ordinary Share (the "CGC Public Warrants"), and (b) 2,300,000 TopCo Warrants to be issued in exchange for 2,300,000 private placement warrants of CGC to purchase one CGC Class A Ordinary Share, each in connection with the Business Combination. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the TopCo Warrants has been allocated to the underlying TopCo Common Shares which are being simultaneously registered hereunder.

[3]	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions. Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00013810. Represents the number of TopCo Common Shares issuable upon exercise of the TopCo Warrants described in note (5). Pursuant to Rules 457(c), 457(f)(1), Rule 457(g), Rule 457(i) promulgated under the Securities Act and consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the proposed maximum offering price per TopCo Common Share issuable upon exercise of each TopCo Warrant is equal to the sum of (i) $0.35 (the average of the bid and asked price for the CGC Public Warrants on the OTC Pink market on September 18, 2026) and (ii) $11.50, the initial exercise price of the TopCo Warrants, resulting in a combined maximum offering price of $11.85. The entire fee is allocated to the TopCo Common Shares issuable upon exercise of the TopCo Warrants, and no separate fee is recorded for the TopCo Warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date